Exhibit 10.25
PERFORMANCE EQUITY PAYMENT PROGRAM
RESTRICTED STOCK AGREEMENT
     This Performance Equity Payment Program Restricted Stock Agreement made as of the 4th day of January, 2010 (that is the first business day of January) by and between ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware corporation (the “Corporation”) and [NAME] (“the Employee”).
     WHEREAS, the Corporation sponsors and maintains the Allegheny Technologies Incorporated Stock 2007 Incentive Plan, as may be amended from time to time (the “Incentive Plan”);
     WHEREAS, the Personnel and Compensation Committee of the Board of Directors (the “Committee”) has authorized certain automatic grants under a Performance Equity Payment Program (“PEPP”) which is a part of the Incentive Plan and the Committee has adopted certain administrative rules to govern the PEPP (the “Rules”);
     WHEREAS, the Corporation desires to encourage the Employee to remain an employee of the Corporation and, during such employment, to contribute substantially to the financial performance of the Corporation and, to provide that incentive, the Corporation has awarded, subject to the performance and employment restrictions described herein, the Employee an aggregate of $                      shares (the “Shares Subject to Restrictions”) of the common stock of the Corporation, $0.10 par value per share (“Common Stock”);
     WHEREAS, the Shares Subject to Restrictions are subject to the Corporation’s attainment of the performance requirements set forth in Paragraph 3(b) (the “Performance Criteria”) and the Employee remaining as an employee of the Corporation for the Restricted Period, except for reasons of death, Disability or Retirement; and
     WHEREAS, the Corporation and the Employee desire to evidence the award of the Shares Subject to Restrictions for the 2010 year and the terms and conditions applicable thereto in this Performance Equity Payment Program Restricted Stock Agreement.
     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound, the Corporation and the Employee agree as follows:
     1. Grant of Shares Subject to Restrictions. The Corporation hereby grants to the Employee, as of the date first written above, the Shares Subject to Restrictions subject to the restrictions and other terms and conditions set forth herein. Simultaneously with the execution and delivery of this Agreement, the Employee shall deliver to the Corporation a stock power endorsed in blank relating to the Shares Subject to Restrictions (including in such power any increases or adjustments to the Shares Subject to Restrictions). As soon as practicable after the Date of Grant, the Corporation shall direct that the Shares Subject to Restrictions be registered in the name of and issued to the Employee and initially bearing the legend described in Paragraph 6. The Shares Subject to Restrictions and any certificate or certificates representing the Shares Subject to Restrictions shall be held in the custody of the Corporation or its designee until the expiration of the applicable Restrictions. Upon any forfeiture of the Shares Subject to Restrictions in accordance with Paragraph 4, the forfeited shares and any certificate or certificates representing the forfeited Shares Subject to Restrictions shall be canceled.
     2. Restrictions. Employee shall have all rights and privileges of a stockholder of the Corporation with respect to the Shares Subject to Restrictions, except that the following restrictions shall apply:
     (a) None of the Shares Subject to Restrictions may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the “Restriction Period” as defined below.
     (b) The Shares Subject to Restrictions are subject to forfeiture during the Restriction Period in accordance with Paragraph 4 of this Agreement.
     (c) The Shares Subject to Restrictions and any certificate representing the Shares Subject to Restrictions shall be held in custody by the Corporation or its designee until such time as the Performance Criteria are deemed attained and the Restriction Period shall have been deemed completed.
     (d) Dividends paid with respect to the Shares Subject to Restrictions during the Restriction Period shall be accumulated and paid to the Employee only if and when the Restrictions lapse.
     3. Term of Restriction.
     (a) Subject to the forfeiture provisions of Paragraph 4 of this Agreement, the Restrictions shall lapse with respect to the Shares Subject to Restrictions on the December 31, 2010 if (i) the Employee is an employee of the Corporation on December 31, 2010, if a business day and, if not a business day, on the business day next preceding December 31, 2010 and (ii) the Committee determines the Performance Criteria for 2010 will have been met.
     (b) For purposes of this Agreement, the “Performance Criteria” shall mean that the income before taxes of the Corporation, measured under GAAP, shall be at or greater than breakeven, in the aggregate, for the 2010 fiscal year of the Corporation. The period for measuring the Performance Criteria shall end as of December 31, 2010 and the Committee shall as promptly as possible as of

December 31, 2010 estimate whether the Performance Criteria for 2010 have been met.
     (c) The period from the Date of Grant until the lapse of the applicable Restrictions and employment continuation obligations with respect to the Shares Subject to Restrictions is the “Restriction Period” for purposes of this Agreement.
     (d) On December 31, 2010, if a business day, or, if not a business day, on the next preceding business day without a forfeiture of the applicable Shares Subject to Restrictions, and upon the satisfaction of all other applicable conditions as to such Shares Subject to Restrictions, including, but not limited to, the payment by the Employee of all applicable withholding taxes, if any, the Corporation shall deliver or cause to be delivered to the Employee shares of Common Stock, which may be in the form of a certificate or certificates for such shares, equal in number to the applicable Shares Subject to Restrictions, which shall not be subject to the transfer restrictions set forth above and shall not bear the legend described in Paragraph 6.
     4. Forfeiture of Shares Subject to Restrictions. If Employee’s employment with the Corporation and all of its direct or indirect subsidiaries is terminated by either party for any reason, including, but not limited to, the involuntary termination of the Employee’s employment with the Corporation for any reason, with or without cause, other than the Employee’s death, disability or retirement with the consent of the Corporation when the Employee is at least 55 years of age with at least five years of service (“Retirement”), (i) all rights of the Employee to the Shares Subject to Restrictions which remain subject to the Restrictions shall terminate immediately and be forfeited in their entirety, and (ii) the forfeited Shares Subject to Restrictions and any stock certificate or certificates representing the forfeited Shares Subject to Restrictions shall be canceled. If the Employee dies or becomes disabled during the Restriction Period, the Shares Subject to Restrictions will immediately vest. If the Employee retires with the consent of the Corporation when the Employee is at least 55 years of age with at least five years of service, the Employee (or the Employee’s beneficiary) shall receive the Shares Subject to Restrictions when, if and to the extent, the Restrictions lapse under Paragraph 3 in a proportion determined by multiplying the number of Shares Subject to Restrictions by a fraction, the numerator of which is the number of days following the Date of Grant to and including the last day of the Employee’s employment and the denominator is 365.
     5. Change of Control. All Shares Subject to Restrictions shall fully vest in the event of a Change of Control as defined in the Administrative Rules.
     6. Legend. During the Restriction Period, the shares of Restricted Stock and any share certificate or certificates evidencing the Shares Subject to Restrictions shall be endorsed with the following legend (in addition to any legend required under applicable securities laws or any agreement by which the Corporation is bound):

THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A PERFORMANCE EQUITY PAYMENT PROGRAM RESTRICTED STOCK AGREEMENT ENTERED INTO BY AND BETWEEN ALLEGHENY TECHNOLOGIES INCORPORATED AND THE HOLDER OF THIS CERTIFICATE. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATION.
     7. Withholding. The Corporation or its direct or indirect subsidiary may withhold from the number of Shares Subject to Restrictions or from any cash amount payable hereunder or any other cash payments due to Employee all taxes, including social security taxes, which the Corporation or its direct or indirect subsidiary is required or otherwise authorized to withhold with respect to the Shares Subject to Restrictions.
     8. Adjustments to Number of Shares. Any shares issued to Employee with respect to the Shares Subject to Restrictions in the event of any change in the number of outstanding common stock of the Corporation through the declaration of a stock dividend or a stock split or combination of shares or any other similar capitalization change shall be deemed to be Shares Subject to Restrictions subject to all the terms set forth in this Agreement.
     9. No Right to Continued Employment; Effect on Benefit Plans. This Agreement shall not confer upon Employee any right with respect to continuance of his or her employment or other relationship, nor shall it interfere in any way with the right of the Corporation or its direct or indirect subsidiary to terminate his or her employment or other relationship at any time. Income realized by Employee pursuant to this Agreement shall not be included in Employee’s earnings for the purpose of any benefit plan in which Employee may be enrolled or for which Employee may become eligible unless otherwise specifically provided for in such plan.
     10. Employee Representations. In connection with the issuance of the Shares Subject to Restrictions, Employee represents the following:
     (a) Employee has reviewed with Employee’s own tax advisors, the federal, state, local and foreign tax consequences of this Agreement and the transactions contemplated hereby. Employee is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents. Employee understands that Employee (and not the Corporation) shall be responsible for Employee’s own tax liability that may arise as a result of this Agreement and the transactions contemplated hereby.
     (b) Employee has received, read and understood this Agreement, the Incentive Plan and the Rules and agrees to abide by and be bound by their respective terms and conditions.

     11. Miscellaneous.
     (a) Governing Law. This Agreement shall be governed and construed in accordance with the domestic laws of the Commonwealth of Pennsylvania without regard to such Commonwealth’s principles of conflicts of laws.
     (b) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation without the consent of all parties hereto.
     (c) Entire Agreement; Amendment. This Agreement, as supplemented by the Plan and the Rules, contains the entire understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter of this Agreement. This Agreement may not be amended or modified without the written consent of the Corporation and Employee.
     (d) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original and all of which together shall constitute one document.
     (e) Definitions. Initially capitalized terms not otherwise defined in this Performance Equity Payment Program Restricted Stock Agreement shall have the meanings ascribed thereto in the Incentive Plan or the Rules, as applicable.
     IN WITNESS WHEREOF, the parties have executed this Performance Equity Payment Program Restricted Stock Agreement as of the date first written above.
ALLEGHENY TECHNOLOGIES INCORPORATED

By:
	Name:	Jon D. Walton
	Title:	Executive Vice President, Human Resources, Chief Legal and Compliance Officer

PARTICIPANT	WITNESS

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